Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ADEIA INC.

(as amended and restated on November 7, 2022)

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TABLE OF CONTENTS

ARTICLE I CORPORATE OFFICES
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1
ARTICLE II MEETINGS OF STOCKHOLDERS
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	1
2.4	NOTICE OF STOCKHOLDERS’ MEETINGS	2
2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES	2
2.6	ADVANCE NOTICE OF STOCKHOLDER BUSINESS	6
2.7	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	8
2.8	QUORUM	9
2.9	ADJOURNED MEETING; NOTICE	9
2.10	CONDUCT OF BUSINESS	9
2.11	VOTING	9
2.12	WAIVER OF NOTICE	10
2.13	NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	10
2.14	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	10
2.15	PROXIES	11
ARTICLE III DIRECTORS
3.1	POWERS	11
3.2	NUMBER OF DIRECTORS	11
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	12
3.4	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	13
3.5	REGULAR MEETINGS	13
3.6	SPECIAL MEETINGS; NOTICE	13
3.7	QUORUM	13
3.8	WAIVER OF NOTICE	14
3.9	ORGANIZATION	14
3.10	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	14

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3.11	FEES AND COMPENSATION OF DIRECTORS	14
3.12	REMOVAL AND RESIGNATION OF DIRECTORS	14
3.13	APPROVAL OF LOANS TO OFFICERS	15
ARTICLE IV COMMITTEES
4.1	COMMITTEES OF DIRECTORS	15
4.2	COMMITTEE MINUTES	16
4.3	MEETINGS AND ACTION OF COMMITTEES	16
4.4	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	16
ARTICLE V OFFICERS
5.1	OFFICERS	17
5.2	APPOINTMENT OF OFFICERS	17
5.3	SUBORDINATE OFFICERS	17
5.4	REMOVAL AND RESIGNATION OF OFFICERS	17
5.5	VACANCIES IN OFFICES	17
5.6	CHAIR OF THE BOARD	18
5.7	CHIEF EXECUTIVE OFFICER	18
5.8	PRESIDENT	18
5.9	VICE PRESIDENTS	18
5.10	SECRETARY	18
5.11	CHIEF FINANCIAL OFFICER	19
5.12	TREASURER	19
5.13	AUTHORITY AND DUTIES OF OFFICERS	19
ARTICLE VI INDEMNITY
6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	19
6.2	INDEMNIFICATION OF OTHERS	20
6.3	PAYMENT OF EXPENSES IN ADVANCE	20
6.4	INDEMNITY NOT EXCLUSIVE	20
6.5	INSURANCE	21
6.6	CONFLICTS	21
ARTICLE VII RECORDS AND REPORTS
7.1	MAINTENANCE AND INSPECTION OF RECORDS	21
7.2	INSPECTION BY DIRECTORS	22

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7.3	ANNUAL STATEMENT TO STOCKHOLDERS	22
7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	22
ARTICLE VIII GENERAL MATTERS
8.1	CHECKS	22
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	23
8.3	STOCK CERTIFICATES	23
8.4	SPECIAL DESIGNATION ON CERTIFICATES	23
8.5	LOST CERTIFICATES	24
8.6	CONSTRUCTION; DEFINITIONS	24
8.7	DIVIDENDS	24
8.8	FISCAL YEAR	24
8.9	SEAL	24
8.10	TRANSFER OF STOCK	25
8.11	STOCK TRANSFER AGREEMENTS	25
8.12	REGISTERED STOCKHOLDERS	25
ARTICLE IX AMENDMENTS
9.1	AMENDMENTS	25

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ARTICLE I

CORPORATE OFFICES

1.1
REGISTERED OFFICE

The registered office of Adeia Inc. (the “corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2
OTHER OFFICES

The board of directors of the corporation (the “board of directors”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1
PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, or by means of remote communication, as designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.2
ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3
SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

2.4
NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting (unless a different time is specified by law) to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

2.5
ADVANCE NOTICE OF STOCKHOLDER NOMINEES

(a)
Proper Nominations; Who May Make Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the board of directors or other person calling such special meeting in accordance with Section 2.3 hereof) (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by any stockholder of the corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such nomination. The foregoing clause

(ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or a special meeting.

(b)
Requirement of Timely Notice of Nominations. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing and in proper form to the secretary of the corporation.

(i)
Timely Notice of Nominations for Annual Meeting. To be timely, a stockholder’s notice of nominations to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Any such notice that is delivered to, or mailed and received at, the principal executive offices of the corporation within any of the time periods set forth in the immediately preceding sentence shall be deemed an “Annual Meeting Timely Notice.” In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice as described above.

(ii)
Timely Notice of Nominations for Special Meeting. To be timely, a stockholder’s notice of nominations to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in this Section 2.5) of the date of such special meeting was first made (such notice within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of Special Meeting Timely Notice as described above.

(c)
Definition of Public Disclosure. For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).

(d)
Requirements for Proper Form of Stockholder Notice of Nominations. To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary shall set forth:

(i)
Stockholder Information. As to each Nominating Person (as defined below), (A) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Nominating Person as of the date of the stockholder’s notice, except that a Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)
Information About Disclosable Interests. As to each Nominating Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Nominating Person, the purpose or effect of which is to give such Nominating Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Nominating Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Nominating Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Nominating Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Nominating Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Nominating Person that are separated or separable from the underlying shares of the corporation, (E) any performance related fees (other than an asset based fee) that such Nominating Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the election of directors at the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner;

(iii)
Information About Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A)

all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5(d) if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”); and

(iv)
Intention on Proxy Delivery. A representation whether the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

(e)
Definition of Nominating Person. For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such stockholder or beneficial owner.

(f)
Other Information to be Furnished by Proposed Nominees. The corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(g)
Updates and Supplements. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(h)
Defective Nominations. No person shall be eligible for election as a director of the corporation at an annual meeting or a special meeting unless nominated in accordance with this Section 2.5. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(i)
Compliance with Exchange Act. In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6
ADVANCE NOTICE OF STOCKHOLDER BUSINESS

(a)
Business Properly Brought Before a Meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who

(A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.6 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the board of directors at an annual meeting or a special meeting must comply with Section 2.5, and this Section 2.6 shall not be applicable to nominations.

(b)
Requirement of Timely Notice of Stockholder Business. Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Annual Meeting Timely Notice (as defined in Section 2.5 above) thereof in writing and in proper form to the secretary of the corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice.

(c)
Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of this Section 2.6, a stockholder’s notice to the secretary shall set forth:

(i)
Stockholder Information. As to each Proposing Person (as defined below), the Stockholder Information (as defined in Section 2.5(d)(i), except that for the purposes of this Section 2.6 the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 2.5(d)(i));

(ii)
Information About Disclosable Interests. As to each Proposing Person, any Disclosable Interests (as defined in Section 2.5(d)(ii), except that for purposes of this Section 2.6 the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places as it appears in Section 2.5(d)(ii) and the disclosures shall be made with respect to the proposal of business to be brought before the meeting rather than to the nomination of directors to be elected at the meeting); and

(iii)
Description of Proposed Business. As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the proposal of such business by such stockholder, including any anticipated benefit therefrom to such Proposing Person or their affiliates or associates.

(d)
Definition of Proposing Person. For purposes of this Section 2.6, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(e)
Updates and Supplements. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five

(5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)
Business Not Properly Brought Before a Meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this Section 2.6. The chair of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6, and if he or she should so determine, he or she so shall so declare at the meeting that any business not properly brought before the meeting shall not be transacted.

(g)
Rule 14a-8; Exchange Act Compliance. This Section 2.6 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.6 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.6 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.7
MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

2.8
QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9
ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10
CONDUCT OF BUSINESS

The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.11
VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

Unless otherwise required by law or provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

2.12
WAIVER OF NOTICE

Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.13
NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT

A MEETING

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of the corporation, with prior notice and with a vote, and may not be taken by a consent in writing.

2.14
RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date:

(i)
The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)
The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.15
PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the secretary of the corporation, or (ii) to the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A copy, facsimile transmission, or other reliable reproduction of the proxy authorized by this Section 2.15 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

ARTICLE III

DIRECTORS

3.1
POWERS

Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2
NUMBER OF DIRECTORS

The board of directors shall consist of not less than five (5) and not more than nine (9) directors as fixed from time to time by resolution of a majority of the total number of directors that the corporation would have if there were no vacancies. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3
ELECTION, QUALIFICATION AND TERM OF OFFICE OF

DIRECTORS

Directors shall be elected at each annual meeting of the stockholders or special meeting in lieu thereof, and shall serve until their successors are duly elected and qualified. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.

Each director to be elected by the stockholders shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the board of directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

For purposes of this Section 3.3, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The board of directors has established procedures under which any director who is not elected shall offer to tender his or her resignation to the board of directors.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

Elections of directors need not be by written ballot. There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

3.4
PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5
REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.6
SPECIAL MEETINGS; NOTICE

Special meetings of the board for any purpose or purposes may be called at any time by the chair of the board, the president, the secretary or any two directors.

Notice of the time and place of special meetings shall be given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the corporation, facsimile, email, or by other means of electronic transmission. Notice is to be provided at least twenty-four (24) hours before the time of the holding of the meeting, unless the notice is mailed. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.7
QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At least twenty-four (24) hours’ notice of any adjourned meeting of the board of directors shall be given to each director whether or not present at the time of the adjournment, unless the notice is mailed, in which case it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8
WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the person entitled to notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.9
ORGANIZATION

At each regular or special meeting of the board of directors, the chair of the board or, in his or her absence, the lead independent director or, in his or her absence, another director or officer selected by the board of directors shall preside. The secretary shall act as secretary at each meeting of the board of directors. If the secretary is absent from any meeting of the board of directors, an assistant secretary of the corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries of the corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.10
BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission.

3.11
FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12
REMOVAL AND RESIGNATION OF DIRECTORS

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Any director may resign at any time by notice given in writing or by electronic transmission to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

3.13
APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Subject to the next sentence, nothing in this Section 3.13 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding anything in this Section

3.13 to the contrary, the corporation shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer in violation of Section 402 of the Sarbanes-Oxley Act of 2002

ARTICLE IV

COMMITTEES

4.1
COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board or as specified in these bylaws, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of

the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend these bylaws; and, unless the board resolution establishing the committee, these bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

4.2
COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3
MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.4 (Place of Meetings; Meetings by Telephone), Section 3.5 (Regular Meetings), Section 3.6 (Special Meetings; Notice), Section 3.7 (Quorum), Section 3.8 (Waiver of Notice) and Section 3.10 (Board Action by Written Consent Without a Meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may make, alter and repeal rules and procedures for the conduct of the business of any committee not inconsistent with the provisions of these bylaws.

4.4
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Subject to this Article IV, the board of directors shall establish a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) whose principal duties will be to assist the board of directors by identifying individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors, to recommend to the board of directors for its approval the slate of nominees to be proposed by the board of directors to the stockholders for election to the board of directors, to develop and recommend to the board of directors the governance principles applicable to the corporation, as well as such other duties and responsibilities delegated to it by the board of directors and specified for it under applicable law and the rules and requirements of the Nasdaq Stock Market, LLC (the “Nasdaq”).

ARTICLE V

OFFICERS

5.1
OFFICERS

The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chair of the board, a treasurer, one or more assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2
APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3
SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4
REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5
VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6
CHAIR OF THE BOARD

The chair of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. The chair of the board shall be determined by the vote of a majority of the directors who qualify as “independent directors” under the listing standards of the Nasdaq and the applicable rules of the Securities and Exchange Commission.

5.7
CHIEF EXECUTIVE OFFICER

The chief executive officer shall, subject to the provisions of these bylaws and the control of the board of directors, have general supervision, direction, and control over the business of the corporation and over its officers. The chief executive officer shall perform all duties incident to the office of the chief executive officer, and any other duties as may be from time to time assigned to the chief executive officer by the board of directors, in each case subject to the control of the board of directors.

5.8
PRESIDENT

The president shall report and be responsible to the chief executive officer. The president shall have such powers and perform such duties as from time to time may be assigned or delegated to the president by the board of directors or the chief executive officer or that are incident to the office of president.

5.9
VICE PRESIDENTS

Each vice president of the corporation shall have such powers and perform such duties as may be assigned to him or her from time to time by the board of directors, the chief executive officer, or the president, or that are incident to the office of vice president.

5.10
SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.11
CHIEF FINANCIAL OFFICER

The chief financial officer shall be the principal financial officer of the corporation and shall have such powers and perform such duties as may be assigned by the board of directors, the chair of the board, or the chief executive officer.

5.12
TREASURER

The treasurer of the corporation shall have the custody of the corporation’s funds and securities, except as otherwise provided by the board of directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the president and the directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

5.13
AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, indemnify and hold harmless each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, whether civil, criminal, administrative, or investigative, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii)

who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. Notwithstanding this Section 6.1, the corporation shall be required to indemnify a director or officer in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the board of directors.

6.2
INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify and hold harmless each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3
PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section

6.2 following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4
INDEMNITY NOT EXCLUSIVE

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that additional rights to indemnification are authorized in the certificate of incorporation. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of the State of Delaware.

6.5
INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

6.6
CONFLICTS

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(i)
that it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii)
that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

RECORDS AND REPORTS

7.1
MAINTENANCE AND INSPECTION OF RECORDS

Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the General Corporation Law of the State of Delaware. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

7.2
INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and

7.3
ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4
REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chair of the board, the president, any vice president, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1
CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2
EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3
STOCK CERTIFICATES

The shares of a corporation shall be represented by certificates; provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chair or vice chair of the board of directors, or the president or vice president, and by the secretary or an assistant secretary, or the treasurer, if there be one, of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

8.4
SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5
LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6
CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7
DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of the State of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8
FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9
SEAL

The seal of the corporation, if any, shall be such as from time to time may be approved by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the board of directors.

8.10
TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11
STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of the State of Delaware.

8.12
REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX

AMENDMENTS

9.1
AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the holders of not less than 66-2⁄3% of the shares then entitled to vote at an election of directors; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors; and provided further, that any proposal by a stockholder to amend these bylaws will be subject to the provisions of ARTICLE II of these bylaws except as otherwise required by law. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

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